UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 19, 2010

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Material Compensatory Plan, Contract or Arrangement

On February 19, 2010, the Compensation Committee of the Board of Directors of El Paso Electric Company (the “Company”) awarded 7.325 shares of restricted stock to David W. Stevens, Chief Executive Officer. This restricted stock award vests at the end of three years and was awarded under the Company’s 2007 Long-Term Incentive Plan.

Item 8.01	Other Events

On February 19, 2010, the Board of Directors of the Company authorized a common stock buyback program for the repurchase of up to an additional 2 million shares of the Company’s common stock (the “2010 Plan”). The Company may in the future make purchases of its common stock pursuant to the 2010 Plan in open market transactions at prevailing prices and may engage in private transactions where appropriate. As with the Company’s previous stock repurchase programs, any repurchased shares will be available for issuance under employee long term incentive plans or may be retired.

The Company does not undertake to update its disclosure regarding the number of shares purchased from time to time under the 2010 Plan except as required as part of its quarterly and annual filings with the Securities and Exchange Commission and the FERC or as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

By:	/s/ DAVID G. CARPENTER
David G. Carpenter
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)

Dated: February 23, 2010

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